Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030-8038

We consent to the incorporation by reference in the Registration Statements (Nos. 333-108676 and 333-108677) of Surrey Bancorp on Forms S-8 of our report dated March 29, 2012 on the consolidated financial statements of Surrey Bancorp as of December 31, 2011 and 2010 and for each of the two years in the period ended December 31, 2011 which report appears in this December 31, 2011 annual report on Form 10-K of Surrey Bancorp.

/s/ Elliott Davis, PLLC

Galax, Virginia

March 28, 2012